                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): November 15, 1999


                           SIMON PROPERTY GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     001-14469                 046268599
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



                    115 WEST WASHINGTON STREET
                       INDIANAPOLIS, INDIANA                      46204
--------------------------------------------------------------------------------
             (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: 317.636.1600
                                                           ------------


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


                               Page 1 of 39 Pages

Item 5. Other Events


     On November 15, 1999, the Registrant made available additional ownership and operation information concerning the Registrant, SPG Realty Consultants, Inc. (the Registrant's paired-share affiliate), Simon Property Group, L.P., and properties owned or managed as of September 30, 1999, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.



Item 7. Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                                      Page Number in
Exhibit No.           Description                      This Filing
-----------           -----------                      -----------
   99                 Supplemental Information              4
                      as of September 30, 1999


                              Page 2 of 39 Pages

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated: November 15, 1999



                              SIMON PROPERTY GROUP, INC.


                                   By: /s/ Stephen E. Sterrett
                                       -----------------------
                                           Stephen E. Sterrett,
                                           Treasurer


                              Page 3 of 39 Pages

                              SIMON PROPERTY GROUP
                            SUPPLEMENTAL INFORMATION
                               Table of Contents
                            As of September 30, 1999


     Information                                                          Page
     -----------                                                          -----

Overview                                                                    5

Ownership Structure                                                        6-8

Reconciliation of Income to Funds from Operations ("FFO")                   9

Selected Financial Information                                            10-11

Portfolio GLA, Occupancy & Rent Data                                        12

Rent Information                                                            13

Lease Expirations                                                         14-15

Debt Amortization and Maturities by Year                                    16

Summary of Indebtedness                                                     17

Summary of Indebtedness by Maturity                                       18-24

Summary of Variable Rate Debt and Interest Rate Protection Agreements     25-26

New Development Activities                                                  27

Significant Renovation/Expansion Activities                                 28

Capital Expenditures                                                        29

Gains on Land Sales                                                         30

Teleconference Text - November 9, 1999                                    31-39

                                    4 of 39

                              SIMON PROPERTY GROUP
                                    Overview


The Company

Simon Property Group, Inc. ("SPG") (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P. (the "Operating Partnership") is a subsidiary partnership of SPG. Shares of SPG are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc. ("SRC", and together with SPG, the "Company"). The Company and the Operating Partnership (collectively the "Simon Group") are engaged primarily in the ownership, operation, management, leasing, acquisition, expansion and development of real estate properties, primarily regional malls and community shopping centers.

At September 30, 1999, the Company, directly or through the Operating Partnership, owned or had an interest in 253 properties which consisted of regional malls, community shopping centers, and specialty and mixed-use properties containing an aggregate of 177 million square feet of gross leasable area (GLA) in 36 states and five assets in Europe. The Company, together with its affiliated management companies, owned or managed approximately 187 million square feet of GLA in retail and mixed-use properties.

Effective August 27, 1999, the Company completed the initial phase of its acquisition of a regional mall portfolio from New England Development Company
(NED). A limited liability company comprised of SPG (49%), JPMorgan Investment Management's Strategic Property Fund (11%), New York State Teachers Retirement System (26%) and Teachers Insurance and Annuity Association (14%) acquired 10 malls and Simon assumed management responsibilities from NED's affiliated management company. Subsequent to quarter end, two additional NED asset closings were completed. SPG expects to complete the acquisition of the last two NED assets by year-end.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) debt information as of September 30, 1999, for the Company and the Operating Partnership.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207.
Telephone:  (317) 685-7330; e-mail:  sdoran@simon.com

                                    5 of 39

             Simon Property Group Economic Ownership Structure (1)
                               September 30, 1999




Simon Property Group, L.P.
   233,097,055 units

           ------------------------------------------
                    SD Property Group, Inc.(2)

                                                 %
                                                 -

                 SPG Properties, Inc.          99.99%
                 100 Individual Shareholders    0.01%
                                               -----
                                              100.00%
           ------------------------------------------
                           37,873,965 units


                  ------------------------------------------
                           SPG Properties, Inc. (2)

                                                  %
                                                  -

                 Simon Property Group, Inc.    99.99%
                 100 Individual Shareholders    0.01%
                                               -----
                                              100.00%
                  ------------------------------------------
                                  75,803,913 units

    ---------------------------------------------------------
                      Simon Property Group, Inc.(2)(3)(4)

       Common Shareholders               Shares            %
       -------------------               ------            -
       Public Shareholders            168,305,255      97.0%
       Simon Family                     3,988,511       2.3%
       DeBartolo Family                    32,567       0.0%
       Executive Management (5)         1,153,377       0.7%
                                       ----------    ------
                                      173,479,710(4) 100.00%
    ---------------------------------------------------------

                                  54,513,818 units


    ---------------------------------------------------------
                       Limited Partners

                     ("Limited Partners")

       Unitholders                     Units               %
       -----------                     -----               -
       Simon Family                    34,584,305      53.3%
       DeBartolo Family                22,222,599      34.2%
       Executive Management (5)           153,498       0.2%
       Other Limited Partners           7,944,957      12.3%
                                       -----------     ----
                                        64,905,359    100.0%
    --------------------------------------------------------

----------------------------------------------------------------
Ownership of Simon Property Group, L.P.


  Simon Property Group, Inc.                                   %
                                                               -
       Public Shareholders                                 70.1%
       Simon Family                                         1.7%
       DeBartolo Family                                     0.0%
       Executive Management (5)                             0.5%
                                                            ----
          Subtotal                                          72.2%
                                                            -----
  Limited Partners

       Simon Family                                        14.8%
       DeBartolo Family                                     9.5%
       Executive Management (5)                             0.1%
       Other Limited Partners                               3.4%
                                                           -----
          Subtotal                                          27.8%
                                                           -----
          Total                                            100.0%
-----------------------------------------------------------------


(1) Schedule excludes preferred stock (see "Preferred Stock Outstanding") and units not convertible into common stock.
(2)  General partner of Simon Property Group, L.P.
(3) Shares of Simon Property Group, Inc. ("SPG") are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc.
(4) The number of outstanding shares of common stock of SPG exceeds the number of Simon Property Group, L.P. units owned by SPG by 5,288,014. This is the result of the direct ownership of Ocean County Mall by SPG.
(5)  Executive management excludes Simon family members.



                                    6 of 39

                              SIMON PROPERTY GROUP
                  Changes in Common Shares and Unit Ownership
        For the Period from December 31, 1998 through September 30, 1999

                                                             Operating
                                                            Partnership       Company
                                                              Units(1)    Common Shares(2)
                                                            ------------  ----------------
Number Outstanding at December 31, 1998                      64,182,157       166,775,031

Restricted Stock Awards (Stock Incentive Program), Net                -           541,361

Conversion of Series A Preferred Stock into Common Stock              -         6,080,330

Conversion of units into cash                                    (6,473)                -

Issuance of Stock for Stock Option Exercises                          -            82,988

Issuance of Units for NED Acquisition                           729,675                 -

Number Outstanding at September 30, 1999                     64,905,359       173,479,710

Total Common Shares and Units Outstanding at September 30, 1999: 238,385,069(2)

Details for Diluted FFO Calculation:
------------------------------------

Company Common Shares Outstanding at September 30, 1999                       173,479,710

Number of Common Shares Issuable Assuming Conversion of:

     Series A Preferred 6.5% Convertible                                         2,024,051
     Series B Preferred 6.5% Convertible                                        12,527,686

Net Number of Common Shares Issuable Assuming Exercise of Stock Options            134,854

Diluted Common Shares Outstanding at September 30, 1999                        188,166,301

    Fully Diluted Common Shares and Units Outstanding at September 30, 1999:
                                  253,071,660

(1) Excludes units owned by the Company (shown here as Company Common Shares) and units not convertible into common shares.
(2) Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock Outstanding).

                                    7 of 39

                              SIMON PROPERTY GROUP
                          Preferred Stock Outstanding
                            As of September 30, 1999
                                  ($ in 000's)

                                                                  Number      Liquidation                 Ticker
           Issuer                 Description                   of Shares      Preference      $          Symbol
Convertible:
-------------------------------------------------------------------------------------------------------------------
Simon Property Group, Inc.     Series A Preferred                  53,271        $1,000        $ 53,271     N/A
                               6.5% Convertible (1)
-------------------------------------------------------------------------------------------------------------------
Simon Property Group, Inc.     Series B Preferred               4,844,331        $  100        $484,433    SPGPrB
                               6.5% Convertible (2)
-------------------------------------------------------------------------------------------------------------------

Perpetual:
-------------------------------------------------------------------------------------------------------------------
SPG Properties, Inc.           Series B Preferred               8,000,000        $   25        $200,000    SGVPrB
                               8-3/4% Perpetual (3)
-------------------------------------------------------------------------------------------------------------------
SPG Properties, Inc.           Series C Preferred               3,000,000        $   50        $150,000     N/A
                               7.89% Perpetual (4)
-------------------------------------------------------------------------------------------------------------------

Preferred Units:
-------------------------------------------------------------------------------------------------------------------
Simon Property Group, L.P.     Series C 7% Cumulative           1,485,409        $   28        $ 41,591     N/A
                               Convertible Preferred(5)
------------------------------------------------------------------------------------------------------------------
Simon Property Group, L.P.     Series D 8% Cumulative           1,485,409        $   30        $ 44,562     N/A
                               Redeemable Preferred (6)
------------------------------------------------------------------------------------------------------------------

(1) Assumed in connection with the CPI merger. Each share is convertible into a number of shares of common stock obtained by dividing $1,000 by $26.319 (conversion price), which is subject to adjustment as outlined below. The stock is not redeemable, except as needed to maintain or bring the direct or indirect ownership of the capital stock of the Company into conformity with the requirements of Section 856(a)(6) of the Code.
(2) Issued as part of the consideration for the CPI merger. Each share is convertible into a number of shares of common stock of the Company obtained by dividing $100 by $38.669 (the conversion price), which is subject to adjustment as outlined below. The Company may redeem the stock on or after September 24, 2003 at a price beginning at 105% of the liquidation preference plus accrued dividends and declining to 100% of the liquidation preference plus accrued dividends any time on or after September 24, 2008. The shares are traded on the New York Stock Exchange. The closing price on September 30, 1999, was $74.00 per share. The conversion prices of the Series A and Series B Convertible Preferred Stock are subject to adjustment by the Company in connection with certain events including (i) any subdivision or combination of shares of common stock of the Company or the declaration of a distribution in the form of additional shares of common stock of the Company, (ii) issuances of rights or warrants to the holders of common stock of the Company, and (iii) any consolidation or merger to which the Company is a party, any sale or conveyance to another person of all or substantially all of the assets of the Company or any statutory exchange of securities with another person.
(3) SPG Properties, Inc. may redeem the stock on or after September 29, 2006. The shares are not convertible into any other securities of SPG Properties, Inc. or the Company. The shares are traded on the New York Stock Exchange. The closing price on September 30, 1999, was $23.625 per share.
(4) The Cumulative Step-Up Premium Rate Preferred Stock was issued at 7.89%. The shares are redeemable after September 30, 2007. Beginning October 1, 2012, the rate increases to 9.89%.
(5) Issued in connection with the New England Development Acquisition. Each unit/share is convertible into 0.75676 shares of common stock on or after August 27, 2004. Each unit/share is not redeemable prior to August 27, 2009.
(6) Issued in connection with the New England Development Acquisition. Each unit/share is not redeemable prior to August 27, 2009.

                                    8 of 39

                             SIMON PROPERTY GROUP
           Reconciliation of Income to Funds From Operations ("FFO")
                           As of September 30, 1999

                 (Amounts in thousands, except per share data)


                                                                         Three Months Ended       Nine Months Ended
                                                                            September 30,           September 30,
The Operating Partnership                                                 1999         1998        1999         1998
-------------------------                                               --------     --------    --------     --------
Income Before Unusual and Extraordinary Items                           $ 87,125     $ 52,851    $221,851     $141,489
Plus:  Depreciation and Amortization from Consolidated Properties         93,182       60,877     272,263      177,038
Less:  Minority Interest Portion of Depreciation, Amortization
       and Extraordinary Items                                            (1,516)      (1,780)     (3,566)      (5,374)
Plus:  Simon's Share of Depreciation, Amortization and Extraordinary
       Items from Unconsolidated Entities                                 17,900       19,646      59,191       50,754
Plus:  Losses on Sales of Assets                                             -             64       9,308        7,283
Less:  Preferred Dividends/Distributions                                 (16,690)      (8,074)    (50,518)     (22,742)
       (including those of subsidiary)
                                                                        --------     --------    --------     --------
FFO of the Simon Portfolio                                              $180,001     $123,584    $508,529     $348,448
                                                                        --------     --------    --------     --------
     Percent Increase                                                       45.7%                    45.9%


FFO of the Simon Portfolio                                              $180,001     $123,584    $508,529     $348,448
Basic FFO per Paired Share:
---------------------------
Basic FFO Allocable to the Company                                      $130,865     $ 79,841    $370,224     $222,575
Basic Weighted Average Paired Shares Outstanding                         173,471      117,150     171,950      112,957
Basic FFO per Paired Share                                              $   0.75     $   0.68    $   2.15     $   1.97
                                                                        ========     ========    ========     ========
     Percent Increase                                                       10.3%                     9.1%
Diluted FFO per Paired Share:
-----------------------------
Diluted FFO Allocable to the Company                                    $140,240     $ 80,632    $399,809     $223,593
Diluted Weighted Average Number of Equivalent Paired Shares              188,094      118,810     187,917      113,775
Diluted FFO per Paired Share                                            $   0.75     $   0.68    $   2.13     $   1.97
                                                                        ========     ========    ========     ========
     Percent Increase                                                       10.3%                     8.1%

                                    9 of 39

                             SIMON PROPERTY GROUP
                        Selected Financial Information
                           As of September 30, 1999
                        (In thousands, except as noted)

                                                                             As of or for the
                                                                             Nine Months Ended
                                                                               September 30,
                                                                           1999             1998       % Change
                                                                           ----             ----       --------
Financial Highlights of the Company
-----------------------------------

Total Revenue - Consolidated Properties                                 $1,371,270        $932,970       47.0%

Total EBITDA of Simon Portfolio                                         $1,287,660        $907,968       41.8%
EBITDA After Minority Interest                                          $1,029,314        $702,777       46.5%

Net Income Available to Common Shareholders                             $  115,851        $ 80,381       44.1%
Basic Net Income per Common Share                                       $     0.67        $   0.71       -5.6%
Diluted Net Income per Common Share                                     $     0.67        $   0.71       -5.6%

FFO of the Simon Portfolio                                              $  508,529        $348,448       45.9%
Basic FFO Allocable to the Company                                      $  370,224        $222,575       66.3%
Diluted FFO Allocable to the Company                                    $  399,809        $223,593       78.8%
Basic FFO per Common Share                                              $     2.15        $   1.97        9.1%
Diluted FFO per Common Share                                            $     2.13        $   1.97        8.1%

Distributions per Common Share                                          $   1.5150        $ 1.5150        0.0%


Operational Statistics
----------------------

Occupancy at End of Period:
     Regional Malls  (1)                                                      88.5%           87.7%       0.8%
     Community Shopping Centers  (2)                                          90.2%           90.8%      -0.6%

Average Base Rent per Square Foot:
     Regional Malls  (1)                                                $    26.75        $  23.20       15.3%
     Community Shopping Centers  (2)                                    $     7.96        $   7.47        6.6%

Regional Malls:
     Total Tenant Sales Volume, in millions  (3)(4)                     $    9,624        $  6,457       49.0%
     Total Sales per Square Foot  (4)                                   $      356        $    320       11.3%
     Comparable Sales per Square Foot  (4)                              $      371        $    327       13.5%


Number of U.S. Properties Open at End of Period                                253             241        5.0%

Total U.S. GLA at End of Period, in millions of square feet                  177.2           164.9        7.5%

(1) Includes mall and freestanding stores.
(2) Includes all Owned GLA.
(3) Represents only those tenants who report sales.
(4) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores less than 10,000 square feet.

                                   10 of 39

                             SIMON PROPERTY GROUP
                        Selected Financial Information
                           As of September 30, 1999

                        (In thousands, except as noted)


                                                                           September 30,    September 30,
Equity Information                                                             1999              1998
------------------                                                             ----              ----
Limited Partner Units Outstanding at End of Period                               64,905            64,182
Common Shares Outstanding at End of Period                                      173,480           166,778
                                                                            -----------       -----------

Total Common Shares and Units Outstanding at End of Period                      238,385           230,960
                                                                            ===========       ===========

Basic Weighted Average Paired Shares Outstanding                                171,950           112,957
Diluted Weighted Average Number of Equivalent Paired Shares  (2)                187,917           113,500




                                                                           September 30,       December 31,
Debt Information                                                               1999               1998
----------------                                                               ----               ----

Consolidated Debt                                                           $ 8,541,721       $ 7,973,372

Simon Group's Share of Joint Venture Debt                                   $ 1,647,025       $ 1,227,044


Debt-to-Market Capitalization
-----------------------------

Common Stock Price at End of Period                                         $   22.4375       $   28.5000

Equity Market Capitalization  (1)                                           $ 6,200,965       $ 7,608,188

Total Consolidated Capitalization                                           $14,742,686       $15,581,560

Total Capitalization - Including Simon Group's Share of JV Debt             $16,389,711       $16,808,604

(1) Market value of Common Stock, Units and all issues of Preferred Stock of SPG and SPG Properties, Inc.
(2)  Diluted for purposes of computing FFO per share.

                                   11 of 39

                              SIMON PROPERTY GROUP
                      Portfolio GLA, Occupancy & Rent Data
                            As of September 30, 1999

                                                                                     Avg. Annualized
                                                                       % of Owned     Base Rent Per
                                              Total        % of        GLA Which      Leased Sq. Ft.
  Type of Property            GLA-Sq. Ft.    Owned GLA    Owned GLA     is Leased      of Owned GLA
------------------------------------------------------------------------------------------------------
Regional Malls
--------------

-Anchor                        92,663,482     29,032,403      27.4%      97.4%           $ 3.78

-Mall Store                    53,082,536     53,034,638      50.1%      88.4%           $27.43
-Freestanding                   3,628,341      1,907,848       1.8%      90.9%           $ 9.34
                              -----------     ----------      ----
     Subtotal                  56,710,877     54,942,486      51.9%      88.5%           $26.75

Regional Mall Total           149,374,359     83,974,889      79.3%      91.6%           $18.44

Community Shopping Centers
--------------------------

-Anchor                        13,046,524      8,412,007       7.9%      94.4%           $ 6.39
-Mall Store                     4,795,761      4,710,003       4.5%      81.8%            11.28
-Freestanding                     989,061        482,972        .5%      97.8%             7.44
                                                              ----

Community Ctr. Total           18,831,346     13,604,982      12.9%      90.2%           $ 7.96

Office Portion of
Mixed-Use Properties            2,755,781      2,755,781       2.6%      89.1%           $19.47

Value-Oriented
Super-Regional Malls            5,186,172      5,044,577       4.8%      94.1%           $17.39

Properties under
Redevelopment                   1,004,897        534,946       0.5%

GRAND TOTAL                   177,152,555    105,915,175    100.00%

------------------------------------------------------------------------------------------------------
                               Occupancy History
------------------------------------------------------------------------------------------------------

                                                                         Community
                  As of                     Regional Malls(1)        Shopping Centers(2)
               --------------------------------------------------------------------------
                 9/30/99                           88.5%                      90.2%
                 9/30/98                           87.7%                      90.8%
               --------------------------------------------------------------------------

                12/31/98                           90.0%                      91.4%
                12/31/97                           87.3%                      91.3%
                12/31/96                           84.7%                      91.6%
                12/31/95(3)                        85.5%                      93.6%

(1)   Includes mall and freestanding stores.
(2)   Includes all Owned GLA.
(3) On a pro forma combined basis giving effect to the Merger with DeBartolo Realty Corporation ("DRC").

                                   12 of 39

                              SIMON PROPERTY GROUP
                                Rent Information
                            As of September 30, 1999

Average Base Rent

                     Mall & Freestanding         %         Community          %
     As of         Stores at Regional Malls    Change    Shopping Centers   Change
----------------  --------------------------  ---------  -----------------  -------
    9/30/99                $26.75               15.3%         $7.96          6.6%
    9/30/98                 23.20                  -           7.47            -

   12/31/98                $25.70                8.7%         $7.68          3.2%
   12/31/97                 23.65               14.4           7.44         -2.7
   12/31/96                 20.68                7.8           7.65          4.9
   12/31/95(1)              19.18                4.4           7.29          2.4

Rental Rates

                                      Base Rent (2)
                               ------------------------------      Amount of Change
                               Store Openings  Store Closings   --------------------------
            Year               During Period    During Period   Dollar      Percentage
-----------------------------  --------------  ---------------  -------  -----------------
Regional Malls:
---------------
1999 (YTD)                         $30.27          $24.13        $ 6.14           25.4%
1998                                27.33           23.63          3.70           15.7
1997                                29.66           21.26          8.40           39.5
1996                                23.59           18.73          4.86           25.9

Community Shopping Centers:
---------------------------
1999 (YTD)                         $ 9.32          $ 7.51        $ 1.81           24.1%
1998                                10.43           10.95         (0.52)          (4.7)
1997                                 8.63            9.44         (0.81)          (8.6)
1996                                 8.18            6.16          2.02           32.8

(1) On a pro forma combined basis giving effect to the merger with DRC for periods presented.
(2) Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

                                   13 of 39

                             SIMON PROPERTY GROUP
                             Lease Expirations/(1)/
                           As of September 30, 1999



                         Number of         Square        Avg. Base Rent
       Year           Leases Expiring       Feet         per Square Foot
                                                           at 9/30/99
Regional Malls - Mall & Freestanding Stores
-------------------------------------------
1999 (10/1 - 12/31)          249            463,021               31.01
2000                       1,856          3,367,706               26.60
2001                       1,551          3,404,296               25.95
2002                       1,522          3,292,369               27.27
2003                       1,667          4,053,030               27.48
2004                       1,618          4,295,970               28.36
2005                       1,381          4,499,880               26.74
2006                       1,434          4,067,508               28.92
2007                       1,333          3,932,019               30.64
2008                       1,213          4,112,337               29.48
                      ----------       ------------
TOTALS                    13,824         35,488,136              $28.06

Regional Malls - Anchor Tenants
-------------------------------

1999 (10/1 - 12/31)            3            443,441                3.08
2000                          12          1,649,695                1.98
2001                          14          1,847,473                1.95
2002                          18          2,132,610                1.96
2003                          17          2,048,693                2.41
2004                          20          1,970,727                3.40
2005                          15          1,794,426                2.70
2006                          17          2,062,107                3.29
2007                           7            816,448                1.82
2008                          13          1,327,475                4.50
                      ----------       ------------
TOTALS                       136         16,093,095               $2.68


Community Centers - Mall Stores & Freestanding Stores
-----------------------------------------------------

1999 (10/1 - 12/31)           12             46,241                6.99
2000                         261            649,222               11.62
2001                         190            543,615               12.17
2002                         164            543,280               11.51
2003                         132            564,938               11.13
2004                         106            431,571               11.39
2005                          54            333,301               10.11
2006                          22            261,511                7.56
2007                          18            164,142               11.11
2008                          19            151,301               11.16
                      ----------       ------------
TOTALS                       978          3,689,122              $11.05

(1)  Does not consider the impact of options that may be contained in leases.

                                   14 of 39

                             SIMON PROPERTY GROUP
                             Lease Expirations/(1)/
                           As of September 30, 1999




                      Number of         Square       Avg. Base Rent
     Year          Leases Expiring       Feet        per Square Foot
                                                       at 9/30/99
Community Centers - Anchor Tenants
----------------------------------
1999 (10/1 - 12/31)             2        212,321               1.75
2000                            7        271,642               5.83
2001                           13        537,403               4.02
2002                            9        334,458               5.74
2003                           13        567,872               4.96
2004                           12        339,901               5.76
2005                           12        600,365               5.85
2006                            9        511,812               5.62
2007                           13        658,554               5.82
2008                           10        399,235               7.74
                   ---------------  ------------
TOTALS                        100      4,433,563              $5.46


(1)  Does not consider the impact of options that may be contained in leases.

                                   15 of 39

                             SIMON PROPERTY GROUP
         SPG's Share of Total Debt Amortization and Maturities by Year
                           As of September 30, 1999
                                (In thousands)


                                                   SPG's Share of          SPG's Share of    SPG's Share of
                                                      Secured                Unsecured       Unconsolidated        SPG's Share of
                                                    Consolidated            Consolidated     Joint Venture             Total
            Year                                        Debt                    Debt          Secured Debt              Debt
-------------------------------                    -----------------       --------------    --------------        --------------
1999...........................                 0           9,535                       0           17,153                 26,688
2000...........................                 1         400,445(1)            1,083,000          120,542              1,603,987
2001...........................                 2         235,967                       0           84,921                320,888
2002...........................                 3         583,117                 250,000           82,891                916,008
2003...........................                 4         263,123               1,250,000          249,823              1,762,946
2004...........................                 5         282,702                 700,000          168,145              1,150,848
2005...........................                 6         107,724                 660,000          130,975                898,699
2006...........................                 7         118,739                 250,000          219,767                588,506
2007...........................                 8         489,040                 180,000          112,931                781,971
2008...........................                 9          44,924                 200,000          296,261                541,185
2009...........................                10         179,104                 450,000           43,099                672,203
Thereafter                                                108,673                 525,000          110,937                744,609
                                                  ---------------           -------------    -------------         ---------------

Subtotal Face Amounts                              $    2,823,093           $   5,548,000    $   1,637,446         $   10,008,538
                                                  ---------------           -------------    -------------         ---------------

Premiums and Discounts on Indebtedness, Net                 2,676                   7,057            9,580                 19,312
                                                  ---------------           -------------    -------------         ---------------

SPG's Share of Total Indebtedness                  $    2,825,768           $   5,555,057    $   1,647,025         $   10,027,850
                                                   ==============           =============    =============         ===============



(1)  $140,699 of this debt was refinanced on 10/15/99.

                                   16 of 39

                             SIMON PROPERTY GROUP
                            Summary of Indebtedness
                           As of September 30, 1999
                                (In thousands)


                                                                           SPG's
                                                         Total           Share of      Weighted Avg.      Weighted Avg. Years
                                                      Indebtedness     Indebtedness    Interest Rate         to Maturity
                                                     -------------     ------------    -------------      --------------------
Consolidated Indebtedness
-------------------------
  Mortgage Debt
    Fixed Rate                                           2,401,289        2,288,126            7.37%                     5.9
    Debt Swapped to Maturity                                50,000           50,000            7.74%                     1.9
    Capped to Maturity, Currently "In the Money"           134,999           98,968            6.17%                     6.4
    Other Hedged Debt                                       50,000           50,000            5.95%                     0.3
    Floating Rate Debt                                     347,971          335,998            6.64%                     3.2
                                                     -------------     ------------    ------------         ----------------
  Total Mortgage Debt                                    2,984,259        2,823,093            7.22%                     5.5

  Unsecured Debt
    Fixed Rate                                           3,790,000        3,790,000            7.17%                     7.4
    Capped to Maturity, Currently "In the Money"            63,000           63,000            6.14%                     0.3
    Floating Rate Debt                                      70,000           70,000            6.05%                     0.3
                                                      ------------     ------------    -------------        ----------------
  Subtotal                                               3,923,000        3,923,000            7.13%                     7.1

    CPI Merger Facility                                    950,000          950,000            6.03%                     0.7
    Revolving Corporate Credit Facility                    535,000          535,000            5.99%                     3.9
    Revolving Corporate Credit Facility (Hedged)           140,000          140,000            5.99%                     3.9
                                                      ------------     ------------    -------------        ----------------
  Total Unsecured Debt                                   5,548,000        5,548,000            6.80%                     5.6

  Adjustment to Fair Market Value - Fixed Rate               8,479            8,750             N/A                      N/A
  Adjustment to Fair Market Value - Variable Rate              983              982             N/A                      N/A
                                                      ------------     ------------    ------------        -----------------
Consolidated Mortgages and Other Indebtedness            8,541,721        8,380,825            6.94%                     5.6
                                                      ============    =============   =============        =================

Joint Venture Mortgage Indebtedness
-----------------------------------
  Fixed Rate                                             2,959,578        1,295,756            7.56%                     6.7
  Other Hedged Debt                                        394,714          139,827            6.12%                     3.3
  Floating Rate Debt                                       467,749          201,863            6.57%                     2.6
                                                      ------------     ------------    ------------        -----------------
  Subtotal                                               3,822,041        1,637,446            7.32%                     5.9

  Adjustment to Fair Market Value - Fixed Rate              19,159            9,580             N/A                      N/A
                                                      ------------     ------------    ------------        -----------------
Joint Venture Mortgages and Other Indebtedness           3,841,200        1,647,025            7.32%                     5.9
                                                      ============     ============    ============        =================
SPG's Share of Total Indebtedness                                        10,027,850            7.01%                     5.7
                                                                       ============    ============        =================


                                   17 of 39

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of September 30, 1999
                                (In thousands)


                                                                                                    SPG's       Weighted Avg
           Property                                Maturity       Interest         Total          Share of     Interest Rate
             Name                                    Date           Rate       Indebtedness     Indebtedness       by Year
--------------------------------                  ---------       --------     ------------     ------------  ----------------
Consolidated Indebtedness
Fixed Rate Mortgage Debt:
-------------------------

     Florida Mall, The                              2/28/00           6.65%          90,000           90,000
     Net Lease (Braintree)                           4/1/00           9.75%              37               37
     Windsor Park Mall - 1                           6/1/00           8.00%           5,713            5,713
     Trolley Square - 1                             7/23/00           5.81%          19,000           17,100
     Bloomingdale Court                             12/1/00           8.75%          27,359           27,359
     Forest Plaza                                   12/1/00           8.75%          16,904           16,904
     Fox River Plaza                                12/1/00           8.75%          12,654           12,654
     Lake View Plaza                                12/1/00           8.75%          22,169           22,169
     Lincoln Crossing                               12/1/00           8.75%             876              876
     Matteson Plaza                                 12/1/00           8.75%          11,159           11,159
     Regency Plaza                                  12/1/00           8.75%           1,878            1,878
     St. Charles Towne Plaza                        12/1/00           8.75%          30,743           30,743
     West Ridge Plaza                               12/1/00           8.75%           4,612            4,612
     White Oaks Plaza                               12/1/00           8.75%          12,345           12,345
                                                                                 ------------        ---------
          Subtotal 2000                                                             255,449          253,549        7.79%

     Biltmore Square                                 1/1/01           7.15%          26,000           17,342
     Chesapeake Square                               1/1/01           7.28%          47,105           35,329
     Port Charlotte Town Center                      1/1/01           7.28%          52,262           41,810
     Great Lakes Mall - 1                            3/1/01           6.74%          52,632           52,632
     Great Lakes Mall - 2                            3/1/01           7.07%           8,489            8,489
     Net Lease (Norfolk)                            11/30/01          8.50%             183              183
                                                                                  ------------     -----------
          Subtotal 2001                                                             186,671          155,784        7.07%

     Lima Mall                                       3/1/02           7.12%          18,903           18,903
     Columbia Center                                3/15/02           7.62%          42,326           42,326
     Northgate Shopping Center                      3/15/02           7.62%          79,035           79,035
     Tacoma Mall                                    3/15/02           7.62%          92,474           92,474
     Net Lease (Chattanooga)                        5/31/02           6.80%             682              682
     River Oaks Center                               6/1/02           8.67%          32,500           32,500
     North Riverside Park Plaza - 1                  9/1/02           9.38%           3,808            3,808
     North Riverside Park Plaza - 2                  9/1/02          10.00%           3,617            3,617
     Principal Mutual Mortgages - Pool 1  (1)       9/15/02           6.81%         103,428          103,428
     Principal Mutual Mortgages - Pool 2  (2)       9/15/02           6.77%         137,718          137,718
     Net Lease (Atlanta)                            12/1/02           8.00%             915              915
     Palm Beach Mall                               12/15/02           7.50%          49,688           49,688
                                                                                  ------------     -----------
          Subtotal 2002                                                             565,094          565,094        7.32%

     Century III Mall -1                             7/1/03           6.78%          66,000           66,000
     Miami International Mall                      12/21/03           6.91%          46,064           27,638
                                                                                 ------------      -----------
          Subtotal 2003                                                             112,064           93,638        6.82%

     Battlefield Mall - 1                            1/1/04           7.50%          47,904           47,904
     Battlefield Mall - 2                            1/1/04           6.81%          44,688           44,688
     Forum Phase I - Class A-1                      5/15/04           7.13%          46,997           28,198
     Forum Phase II - Class A-1                     5/15/04           7.13%          43,004           23,652
                                                                                 ------------      -----------
          Subtotal 2004                                                             182,593          144,442        7.15%

                                   18 of 39

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of  September 30, 1999
                                (In thousands)


                                                                                                       SPG's          Weighted Avg
           Property                               Maturity        Interest           Total            Share of        Interest Rate
             Name                                   Date            Rate         Indebtedness       Indebtedness         by Year
--------------------------------                ------------     ---------       ------------       ------------      -------------
Tippecanoe Mall - 1                                 1/1/05           8.45%             45,684           45,684
Tippecanoe Mall - 2                                 1/1/05           6.81%             15,888           15,888
Melbourne Square                                    2/1/05           7.42%             38,990           38,990
Cielo Vista Mall - 2                               11/1/05           8.13%              1,433            1,433
                                                                                 ------------     ------------
     Subtotal 2005                                                                    101,995          101,995            7.80%

Treasure Coast Square                               1/1/06           7.42%             52,630           52,630
Gulf View Square                                   10/1/06           8.25%             37,211           37,211
Paddock Mall                                       10/1/06           8.25%             29,595           29,595
                                                                                 ------------     ------------
     Subtotal 2006                                                                    119,436          119,436            7.88%

Lakeline Mall                                       5/1/07           7.65%             72,372           72,372
Cielo Vista Mall - 1                                5/1/07           9.38%             55,029           55,029
Cielo Vista Mall - 3                                5/1/07           6.76%             38,692           38,692
McCain Mall - 1                                     5/1/07           9.38%             25,532           25,532
McCain Mall - 2                                     5/1/07           6.76%             17,858           17,858
Valle Vista Mall - 1                                5/1/07           9.38%             33,817           33,817
Valle Vista Mall - 2                                5/1/07           6.81%              7,937            7,937
University Park Mall                               10/1/07           7.43%             59,500           35,700
CMBS Loan - Fixed Component                       12/15/07           7.31%            175,000          175,000
                                                                                 ------------     ------------
     Subtotal 2007                                                                    485,737          461,937            7.81%

Randall Park Mall - 2                              7/11/08           7.33%             35,000           35,000
                                                                                 ------------     ------------
     Subtotal 2008                                                                     35,000           35,000            7.33%

College Mall - 2                                    1/1/09           6.76%             11,916           11,916
Greenwood Park Mall - 2                             1/1/09           6.76%             61,565           61,565
College Mall - 1                                    1/1/09           7.00%             41,843           41,843
Greenwood Park Mall - 1                             1/1/09           7.00%             35,046           35,046
Towne East Square - 1                               1/1/09           7.00%             55,323           55,323
Towne East Square - 2                               1/1/09           6.81%             24,826           24,826
                                                                                 ------------     ------------
     Subtotal 2009                                                                    230,519          230,519            6.90%

Windsor Park Mall - 2                               5/1/12           8.00%              8,778            8,778
                                                                                 ------------     ------------
     Subtotal 2012                                                                      8,778            8,778            8.00%

Chesapeake Center                                  5/15/15           8.44%              6,563            6,563
Grove at Lakeland Square, The                      5/15/15           8.44%              3,750            3,750
Terrace at Florida Mall, The                       5/15/15           8.44%              4,688            4,688
                                                                                 ------------     ------------
     Subtotal 2015                                                                     15,001           15,001            8.44%

Sunland Park Mall                                   1/1/26           8.63%             39,223           39,223
                                                                                 ------------     ------------
     Subtotal 2026                                                                     39,223           39,223            8.63%

Keystone at the Crossing                            7/1/27           7.85%             63,730           63,730
                                                                                 ------------     ------------
     Subtotal 2027                                                                     63,730           63,730            7.85%

                                                                                 ------------     ------------     --------------
Total Consolidated Fixed Rate Mortgage Debt                                         2,401,289        2,288,126            7.37%
                                                                                 ============     ============     ==============

                                   19 of 39

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of September 30, 1999
                                (In thousands)

                                                                                                       SPG's          Weighted Avg
           Property                               Maturity        Interest           Total            Share of        Interest Rate
             Name                                   Date            Rate         Indebtedness       Indebtedness         by Year
--------------------------------                ------------     ---------       ------------       ------------      -------------
Variable Rate Mortgage Debt:

     Jefferson Valley Mall                        1/12/00          5.95%               50,000             50,000
     Lakeline Plaza                               2/28/00          6.20%               33,000             33,000
     White Oaks Mall                               3/1/00          6.80%               16,500              9,062
     Eastgate Consumer Mall                       3/31/00          6.40%               22,929             22,929
     Trolley Square                               7/23/00          6.90%                8,141              7,327
                                                                                 ------------       ------------
          Subtotal 2000                                                               130,570            122,318          6.22%

     Crystal River                                 1/1/01          7.40%               15,292             15,292
     Orland Square                                 9/1/01          7.74%               50,000             50,000
                                                                                 ------------       ------------
          Subtotal 2001                                                                65,292             65,292          7.66%

     Highland Lakes Center                         3/1/02          6.90%               14,377             14,377
     Mainland Crossing                            3/31/02          6.90%                1,603              1,282
                                                                                 ------------       ------------
          Subtotal 2002                                                                15,980             15,659          6.90%

     Richmond Towne Square           (3)          7/15/03          6.40%               37,319             37,319
     Shops @ Mission Viejo           (3)          9/14/03          6.45%               84,622             84,622
     Arboretum                       (3)         11/30/03          6.90%               34,000             30,600
                                                                                 ------------       ------------
          Subtotal 2003                                                               155,941            152,541          6.53%

     Forum Phase I - Class A-2                    5/15/04          6.19%               44,385             26,631
     Forum Phase II - Class A-2                   5/15/04          6.19%               40,614             22,338
     North East Mall                 (3)          5/21/04          6.90%               63,690             63,690
     Waterford Lakes                 (3)          8/25/04          6.80%               16,498             16,498
                                                                                 ------------       ------------
          Subtotal 2004                                                               165,187            129,157          6.62%

     CMBS Loan - Variable Component              12/15/07          6.16%               50,000             50,000
                                                                                 ------------       ------------
          Subtotal 2007                                                                50,000             50,000          6.16%

                                                                                 ------------       ------------      -------------
     Total Variable Rate Mortgage Debt                                                582,970            534,967          6.59%
                                                                                 ============       ============      =============

                                                                                                    ------------      -------------
     Total Consolidated Mortgage Debt                                                                  2,823,093          7.22%
                                                                                                    ============      =============

                                   20 of 39

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of  September 30, 1999
                                (In thousands)

------------------------------------            ------------     ---------       ------------       ------------      -------------
                                                                                                       SPG's          Weighted Avg
           Property                               Maturity        Interest           Total            Share of        Interest Rate
             Name                                   Date            Rate         Indebtedness       Indebtedness         by Year
------------------------------------            ------------     ---------       ------------       ------------      -------------
Fixed Rate Unsecured Debt:

     Unsecured Notes - CPI 1                      3/15/02          9.00%              250,000            250,000
                                                                                 ------------       ------------
          Subtotal 2002                                                               250,000            250,000          9.00%

     Unsecured Notes - CPI 2                       4/1/03          7.05%              100,000            100,000
     SPG, LP (Bonds)                              6/15/03          6.63%              375,000            375,000
     SPG, LP (PATS)                               11/15/03         6.75%              100,000            100,000
                                                                                 ------------       ------------
          Subtotal 2003                                                               575,000            575,000          6.72%

     SCA (Bonds)                                  1/15/04          6.75%              150,000            150,000
     SPG, LP (Bonds)                               2/9/04          6.75%              300,000            300,000
     SPG, LP (Bonds)                              7/15/04          6.75%              100,000            100,000
     Unsecured Notes - CPI 3                      8/15/04          7.75%              150,000            150,000
                                                                                 ------------       ------------
          Subtotal 2004                                                               700,000            700,000          6.96%

     SCA (Bonds)                                  5/15/05          7.63%              110,000            110,000
     SPG, LP (Bonds)                              6/15/05          6.75%              300,000            300,000
     SPG, LP (MTN)                                6/24/05          7.13%              100,000            100,000
     SPG, LP (Bonds)                              10/27/05         6.88%              150,000            150,000
                                                                                 ------------       ------------
          Subtotal 2005                                                               660,000            660,000          6.98%

     SPG, LP (Bonds)                              11/15/06         6.88%              250,000            250,000
                                                                                 ------------       ------------
          Subtotal 2006                                                               250,000            250,000          6.88%

     SPG, LP (MTN)                                9/20/07          7.13%              180,000            180,000
                                                                                 ------------       ------------
          Subtotal 2007                                                               180,000            180,000          7.13%

     SPG, LP (MOPPRS)                             6/15/08          7.00%              200,000            200,000
                                                                                 ------------       ------------
          Subtotal 2008                                                               200,000            200,000          7.00%

     SPG, LP (Bonds)                               2/9/09          7.13%              300,000            300,000
     SPG, LP (Bonds)                              7/15/09          7.00%              150,000            150,000
                                                                                 ------------       ------------
          Subtotal 2009                                                               450,000            450,000          7.08%

     Unsecured Notes - CPI 4                       9/1/13          7.18%               75,000             75,000
                                                                                 ------------       ------------
          Subtotal 2013                                                                75,000             75,000          7.18%

     Unsecured Notes - CPI 5                      3/15/16          7.88%              250,000            250,000
                                                                                 ------------       ------------
          Subtotal 2016                                                               250,000            250,000          7.88%

     SPG, LP (Bonds)                              6/15/18          7.38%              200,000            200,000
                                                                                 ------------       ------------
          Subtotal 2018                                                               200,000            200,000          7.38%
                                                                                 ------------       ------------
     Total Unsecured Fixed Rate Debt                                                3,790,000          3,790,000          7.17%
                                                                                 ============       ============

                                   21 of 39

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of September 30, 1999
                                (In thousands)


                                                                                                     SPG's            Weighted Avg
           Property                          Maturity           Interest           Total            Share of         Interest Rate
             Name                              Date               Rate         Indebtedness       Indebtedness           by Year
--------------------------------           ------------        ---------       ------------       ------------      ----------------
Variable Rate Unsecured Debt:
----------------------------

     SPG, L.P. Unsecured Loan                 1/31/00             6.05%                70,000                70,000
     SPG, L.P. Unsecured Loan                 1/31/00             6.14%                63,000                63,000
     CPI Merger Facility - 2 (1.4B)           3/24/00             6.03%               450,000               450,000
     CPI Merger Facility - 3 (1.4B)           9/24/00             6.03%               500,000               500,000
                                                                              ----------------      ----------------
          Subtotal 2000                                                             1,083,000             1,083,000           6.04%


     Corporate Revolving Credit
      Facility                       (3)      8/25/03             5.99%               675,000               675,000
                                                                              ----------------      ----------------
          Subtotal 2003                                                               675,000               675,000           5.99%

                                                                              ----------------      ----------------
     Total Unsecured Variable Rate Debt                                             1,758,000             1,758,000           6.02%
                                                                              ================      ================

                                                                                                    ----------------
     Total Unsecured Debt                                                                                 5,548,000           6.80%
                                                                                                     ===============

     Net Discount on Fixed-Rate Indebtedness                                            8,479                 8,750           N/A
     Net Premium on Variable-Rate Indebtedness                                            983                   982           N/A
                                                                                                    ----------------          -----
     Total Consolidated Debt                                                                              8,380,825           6.94%
                                                                                                    ================          =====

    Joint Venture Indebtedness
    Fixed Rate Mortgage Debt:
    -------------------------

     Greendale Mall - 1                       12/1/99             8.15%                28,385                 13,948
     Greendale Mall - 2                       12/1/99             8.00%                 3,009                  1,479
                                                                              ----------------      ----------------
          Subtotal 1999                                                                31,394                 15,426          8.14%

     Northfield Square                         4/1/00             9.52%                23,831                  7,531
     Coral Square                             12/1/00             7.40%                53,300                 26,650
                                                                              ----------------      ----------------
          Subtotal 2000                                                                77,131                 34,181          7.87%

     Atrium at Chestnut Hill - 1               4/1/01             7.32%                43,078                 21,167
     Atrium at Chestnut Hill - 2               4/1/01             8.16%                11,780                  5,788
     Highland Mall - 2                        10/1/01             8.50%                   220                    110
     Highland Mall - 3                        11/1/01             9.50%                 2,122                  1,061
     Square One                               12/1/01             8.40%               106,133                 52,151
                                                                              ----------------      ----------------
          Subtotal 2001                                                               163,333                80,278           8.11%


     Crystal Mall                              2/1/03             8.66%                49,511                 36,920
     Avenues, The                             5/15/03             8.36%                57,149                 14,287
     Lakeland Square                         12/22/03             7.26%                51,989                 25,995
                                                                              ----------------      ----------------
          Subtotal 2003                                                               158,649                 77,201          8.13%

     Solomon Pond                              2/1/04             7.83%                96,504                 47,420
     Northshore Mall                          5/14/04             9.05%               161,000                 79,111
     Indian River Commons                     11/1/04             7.58%                 8,399                  4,200
     Indian River Mall                        11/1/04             7.58%                46,602                 23,301
                                                                              ----------------      ----------------
          Subtotal 2004                                                               312,505               154,032           8.41%

                                   22 of 39

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of September 30, 1999
                                (In thousands)


                                                                                                     SPG's            Weighted Avg
           Property                          Maturity           Interest           Total            Share of         Interest Rate
             Name                              Date               Rate         Indebtedness       Indebtedness           by Year
--------------------------------           ------------        ---------       ------------       ------------      ----------------
     Westchester, The - 1                       9/1/05             8.74%           151,167            75,584
     Westchester, The - 2                       9/1/05             7.20%            53,806            26,903
     Cobblestone Court                        11/30/05             7.22%             6,180             2,163
     Crystal Court                            11/30/05             7.22%             3,570             1,250
     Fairfax Court                            11/30/05             7.22%            10,320             2,709
     Gaitway Plaza                            11/30/05             7.22%             7,350             1,715
     Plaza at Buckland Hills, The             11/30/05             7.22%            17,680             6,055
     Ridgewood Court                          11/30/05             7.22%             7,980             2,793
     Royal Eagle Plaza                        11/30/05             7.22%             7,920             2,772
     Village Park Plaza                       11/30/05             7.22%             8,960             3,136
     West Town Corners                        11/30/05             7.22%            10,330             2,411
     Westland Park Plaza                      11/30/05             7.22%             4,950             1,155
     Willow Knolls Court                      11/30/05             7.22%             6,490             2,272
     Yards Plaza, The                         11/30/05             7.22%             8,270             2,895
                                                                               -----------        ----------
          Subtotal 2005                                                            304,973           133,812               8.07%

     Seminole Towne Center                      1/1/06             6.88%            70,500            31,725
     CMBS Loan - Fixed Component      (4)       5/1/06             7.40%           300,000           150,000
     Great Northeast Plaza                      6/1/06             9.04%            17,559             8,780
     Smith Haven Mall                           6/1/06             7.86%           115,000            28,750
                                                                               -----------        ----------
          Subtotal 2006                                                            503,059           219,255               7.45%

     Town Center at Cobb -1                     4/1/07             7.54%            50,396            25,198
     Town Center at Cobb -2                     4/1/07             7.25%            65,575            32,788
     Gwinnett Place -1                          4/1/07             7.54%            39,555            19,778
     Gwinnett Place -2                          4/1/07             7.25%            86,167            43,084
                                                                               -----------        ----------
          Subtotal 2007                                                            241,693           120,847               7.36%

     Metrocenter                               2/28/08             8.45%            30,910            15,455
     Aventura Mall - A                          4/6/08             6.55%           141,000            47,000
     Aventura Mall - B                          4/6/08             6.60%            25,400             8,467
     Aventura Mall - C                          4/6/08             6.89%            33,600            11,200
     West Town Mall                             5/1/08             6.90%            76,000            38,000
     Mall of New Hampshire - 1                 10/1/08             6.96%           105,000            51,594
     Mall of New Hampshire - 2                 10/1/08             8.53%             8,500             4,177
     Grapevine Mills - 2                       10/1/08             6.47%           155,000            58,125
     Ontario Mills - 5                         11/2/08             6.75%           144,064            36,016
     Source, The - 2                           11/6/08             6.65%           124,000            31,000
                                                                               -----------        ----------
          Subtotal 2008                                                            843,474           301,034               6.82%

     Apple Blossom Mall                        9/10/09             7.99%            41,000            20,146
     Auburn Mall                               9/10/09             7.99%            48,000            23,586
     Highland Mall - 1                         12/1/09             9.75%             7,599             3,800
     Ontario Mills - 4                (5)     12/28/09             0.00%             4,895             1,224
                                                                              ------------       -----------
          Subtotal 2009                                                            101,494            48,756               7.93%

     Mall of Georgia Crossing                   6/6/10             7.25%            21,873            10,936
     Mall of Georgia                            7/1/10             7.09%           200,000           100,000
                                                                              ------------       -----------
          Subtotal 2010                                                            221,873           110,936               7.11%
                                                                              ------------       -----------           --------
     Total Joint Venture Fixed Rate Mortgage Debt                                2,959,578         1,295,756               7.56%
                                                                              ============      ============           ========

                                   23 of 39

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of September 30, 1999
                                (In thousands)


                                                                                                     SPG's            Weighted Avg
           Property                          Maturity           Interest           Total            Share of         Interest Rate
             Name                              Date               Rate         Indebtedness       Indebtedness           by Year
--------------------------------           ------------        ---------       ------------       ------------      ----------------

    Variable Rate Mortgage Debt:

     Tower Shops, The                           3/13/00             6.60%           12,900               6,450
     Greendale Mall - 3                        11/14/00             7.45%            8,310               4,083
     Dadeland Mall                  (3)        12/10/00             6.10%          140,000              70,000
                                                                                ----------         -----------
          Subtotal 2000                                                            161,210              80,533               6.21%

     Montreal Forum                             1/31/02             6.25%            6,439               2,293
     Arizona Mills                  (3)          2/1/02             6.70%          142,214              37,425
     Shops at Sunset Place, The     (3)         6/30/02             6.65%           97,773              36,665
                                                                                ----------         -----------
          Subtotal 2002                                                            246,426              76,383               6.66%

     Cape Cod Mall                  (3)          4/1/03             7.20%           50,149              24,642
     CMBS Loan - Floating Component (4)          5/1/03             5.90%          185,000              92,500
     Concord Mills                  (3)         12/2/03             6.75%          146,879              55,080
                                                                                ----------         -----------
          Subtotal 2003                                                            382,028             172,222               6.36%

     Circle Centre Mall - 1         (3)         1/31/04             5.84%           60,000               8,802
     Circle Centre Mall - 2         (3)         1/31/04             6.90%            7,500               1,100
     Orlando Premium Outlets        (3)         5/20/04             6.90%            5,299               2,650
                                                                                ----------         -----------
          Subtotal 2004                                                            72,799               12,552               6.16%

                                                                                ---------          -----------          ---------
     Total Joint Venture Variable Rate Debt                                       862,463              341,690               6.38%
                                                                                =========          ===========          =========
     CMBS Loan - Fixed Premium                                                     19,159                9,580
                                                                                                   -----------

     Total Joint Venture Debt                                                                        1,647,025               7.32%
                                                                                                   -----------          ---------

     SPG's Share of Total Indebtedness                                                              10,027,850               7.01%
                                                                                                  ------------         -----------


(1) This Principal Mutual Pool 1 loan is secured by cross-collateralized mortgages encumbering four of the Properties (Anderson, Forest Village Park, Longview and South Park). A weighted average rate is used for these Pool 1 Properties.
(2) This Principal Mutual Pool 2 loan is secured by cross-collateralized mortgages encumbering seven of the Properties (Eastland, Forest Mall, Golden Ring, Hutchinson, Markland, Midland, and North Towne). A weighted average rate is used for these Pool 2 Properties.
(3)  Includes applicable extensions available at Simon Group's option.
(4) This is $485 million of Commercial Mortgage Notes secured by cross-collateralized mortgages encumbering thirteen of the Properties. Simon Group's share is $242 million. A weighted average rate is used.
(5) Notes for purchase of land from Ontario Redevelopment Agency at 6% commencing January 2000.

                                   24 of 39

                           SIMON PROPERTY GROUP
  Summary of Variable Rate Debt and Interest Rate Protection Agreements
                        As of September 30, 1999
                              (In thousands)

                                                                     Principal             SPG                       SPG's
                   Property                      Maturity             Balance           Ownership                  Share of
                     Name                          Date               09/30/99              %                    Loan Balance
--------------------------------------------   -------------   ------------------ -----------------------        --------------
Consolidated Properties:

Secured Debt:

Jefferson Valley Mall                             1/12/00                    50,000       100.00%                     50,000
Lakeline Plaza                                    2/28/00                    33,000       100.00%                     33,000
White Oaks Mall                                    3/1/00                    16,500        54.92%                      9,062
Eastgate Consumer Mall                            3/31/00                    22,929       100.00%                     22,929
Trolley Square                                    7/23/00                     8,141        90.00%                      7,327
Crystal River                                      1/1/01                    15,292       100.00%                     15,292
Orland Square                                      9/1/01                    50,000       100.00%                     50,000
Highland Lakes Center                              3/1/02                    14,377       100.00%                     14,377
Mainland Crossing                                 3/31/02                     1,603        80.00%                      1,282
Waterford Lakes                                   8/25/04                    16,498       100.00%                     16,498
North East Mall - 2                               5/21/04                    63,690       100.00%                     63,690
Richmond Towne Square                             7/15/03                    37,319       100.00%                     37,319
Shops @ Mission Viejo                             9/14/03                    84,622       100.00%                     84,622
Arboretum                                        11/30/03                    34,000        90.00%                     30,600
Forum Phase I - Class A-2                         5/15/04                    44,385        60.00%                     26,631

Forum Phase II - Class A-2                        5/15/04                    40,614        55.00%                     22,338

CMBS Loan - Variable Component                   12/15/07                    50,000       100.00%                     50,000

                                                              ----------------------                   ----------------------
Total Consolidated Secured Debt                                             582,970                                  534,967
                                                              ======================                   ======================

Unsecured Debt:

SPG, L.P. Unsecured Loan                          1/31/00                    70,000       100.00%                     70,000
SPG, L.P. Unsecured Loan                          1/31/00                    63,000       100.00%                     63,000

CPI Merger Facility - 2 (1.4B)                    3/24/00                   450,000       100.00%                    450,000
CPI Merger Facility - 3 (1.4B)                    9/24/00                   500,000       100.00%                    500,000


Unsecured Revolving Credit Facility - (1.25B)     8/25/03                   675,000       100.00%                    675,000

                                                              ----------------------                   ----------------------
Total Consolidated Unsecured Debt                                         1,758,000                                1,758,000
                                                              ======================                   ======================

Net Premium on Variable-Rate Indebtedness                                       983                                      982

                                                              ----------------------                   ----------------------
Consolidated Variable Rate Debt                                           2,341,953                                2,293,949
                                                              ======================                   ======================


                                               Interest
                   Property                      Rate          Terms of                      Terms of
                     Name                      09/30/99      Variable Rate         Interest Rate Protection Agreement
------------------------------------------   ------------  -----------------   --------------------------------------------
Consolidated Properties:

Secured Debt:

Jefferson Valley Mall                           5.950%      LIBOR + 0.550%     LIBOR Capped at 8.70% through maturity
Lakeline Plaza                                  6.200%      LIBOR + 0.800%
White Oaks Mall                                 6.802%      LIBOR + 1.250%     90-day LIBOR set on August 30, 1999
Eastgate Consumer Mall                          6.400%      LIBOR + 1.000%
Trolley Square                                  6.900%      LIBOR + 1.500%
Crystal River                                   7.400%      LIBOR + 2.000%
Orland Square                                   7.742%      LIBOR + 0.500%     LIBOR Swapped at 7.24% through maturity
Highland Lakes Center                           6.900%      LIBOR + 1.500%
Mainland Crossing                               6.900%      LIBOR + 1.500%
Waterford Lakes                                 6.800%      LIBOR + 1.400%
North East Mall - 2                             6.900%      LIBOR + 1.500%
Richmond Towne Square                           6.400%      LIBOR + 1.000%
Shops @ Mission Viejo                           6.450%      LIBOR + 1.050%
Arboretum                                       6.900%      LIBOR + 1.500%
Forum Phase I - Class A-2                       6.190%      LIBOR + 0.300%     Through an interest rate protection agreement,
                                                                               effectively fixed at an all-in-one rate of 6.19%
Forum Phase II - Class A-2                      6.190%      LIBOR + 0.300%     Through an interest rate protection agreement,
                                                                               effectively fixed at an all-in-one rate of 6.19%
CMBS Loan - Variable Component                  6.155%      LIBOR + 0.365%     Through an interest rate protection agreement,
                                                                               effectively fixed at an all-in-one rate of 6.16%
Total Consolidated Secured Debt


Unsecured Debt:

SPG, L.P. Unsecured Loan                        6.050%      LIBOR + 0.650%
SPG, L.P. Unsecured Loan                        6.140%      LIBOR + 0.650%     Through an interest rate protection agreement,
                                                                               effectively fixed at an all-in-one rate of 6.14%

CPI Merger Facility - 2 (1.4B)                  6.033%      LIBOR + 0.650%
CPI Merger Facility - 3 (1.4B)                  6.033%      LIBOR + 0.650%

Unsecured Revolving Credit Facility - (1.25B)   5.990%      LIBOR + 0.650%     Subject to an 11.53% LIBOR cap on $90M and a 16.77%
                                                                               LIBOR cap on $50M.
Total Consolidated Unsecured Debt


Net Premium on Variable-Rate Indebtedness

Consolidated Variable Rate Debt


                                   25 of 39

                           SIMON PROPERTY GROUP
  Summary of Variable Rate Debt and Interest Rate Protection Agreements
                        As of September 30, 1999
                              (In thousands)

                                                  Principal      SPG          SPG's       Interest
      Property                          Maturity   Balance    Ownership     Share of        Rate      Terms of
        Name                              Date    09/30/99        %       Loan Balance    09/30/99  Variable Rate
      --------                         --------   --------    ---------   ------------    --------  --------------
Joint Venture Properties:
Tower Shops, The                        3/13/00     12,900      50.00%         6,450       6.600%   LIBOR + 1.200%
Greendale Mall - 3                     11/14/00      8,310      49.14%         4,083       7.450%   LIBOR + 2.050%
Dadeland Mall                          12/10/00    140,000      50.00%        70,000       6.100%   LIBOR + 0.700%
Montreal Forum                          1/31/02      6,439      35.63%         2,294       6.250%   Canadian Prime
Arizona Mills                            2/1/02    142,214      26.32%        37,425       6.700%   LIBOR + 1.300%
Cape Cod Mall                            4/1/03     50,149      49.14%        24,642       7.200%   LIBOR + 1.800%
Orlando Premium Outlets                 5/20/04      5,299      50.00%         2,650       6.900%   LIBOR + 1.500%
Shops at Sunset Place, The              6/30/02     97,773      37.50%        36,665       6.650%   LIBOR + 1.250%
Concord Mills                           12/2/03    146,879      37.50%        55,080       6.750%   LIBOR + 1.350%
CMBS Loan - Floating Component           5/1/03    185,000      50.00%        92,500       5.898%   See Footnote (1)

Circle Centre Mall -1                   1/31/04     60,000      14.67%         8,802       5.840%   LIBOR + 0.440%
Circle Centre Mall -2                   1/31/04      7,500      14.67%         1,100       6.900%   LIBOR + 1.500%

                                                 ---------                 ---------
Total Joint Venture Properties                     862,463                   341,690
                                                 =========                 =========
Total Variable Mortgage
   and Other Indebtedness                        3,204,416                 2,635,639
                                                 =========                 =========


      Property                                                       Terms of
        Name                                            Interest Rate Protection Agreement
      --------                        ------------------------------------------------------------------------
Joint Venture Properties:
Tower Shops, The                      Two one-year extensions exist to extend maturity.
Greendale Mall - 3
Dadeland Mall
Montreal Forum
Arizona Mills                         LIBOR Capped at 9.50% through maturity.
Cape Cod Mall
Orlando Premium Outlets               Rate can be reduced based upon project performance.
Shops at Sunset Place, The            Rate can be reduced based upon project performance.
Concord Mills
CMBS Loan - Floating Component        The Operating Partnership took assignment of an interest rate protection agreement (LIBOR cap of 11.67%) relating to this debt.
Circle Centre Mall -1                 LIBOR Capped at 8.81% through maturity.
Circle Centre Mall -2                 LIBOR Capped at 7.75% through maturity.

Total Joint Venture Properties

Total Variable Mortgage
   and Other Indebtedness

Footnote:
(1)  Represents the weighted average interest rate.

      The following table summarizes variable rate debt:

                                                   Total                   SPG Share
                                                 ---------                 ---------
      Swapped debt                                  50,000                    50,000
      Capped debt "in the money"                   197,999                   161,969
      Other hedged variable rate debt              584,714                   329,827
      Unhedged variable rate debt                2,371,703                 2,093,843
                                                 ---------                 ---------
                                                 3,204,416                 2,635,639
                                                 =========                 =========

                                   26 of 39

                             SIMON PROPERTY GROUP
                          New Development Activities
                           As of September 30, 1999

                                  Simon                                        Non-Anchor
                                 Group's        Actual/       Projected       Sq. Footage
          Mall/                 Ownership      Projected        Cost            Leased/           GLA
         Location              Percentage       Opening      (in millions)    Committed(1)     (sq. ft.)
--------------------------     ----------      ---------     ------------     ------------     ---------
Projects Recently Opened
--------------------------
The Mall of Georgia               50%              8/99          $246              81%         1,600,000
Buford, Georgia
(Atlanta)

   Anchors/Major Tenants:      Nordstrom (3/00), Rich's (11/00), Dillard's, Lord & Taylor, JCPenney, Galyan's,
                               Bed Bath & Beyond, Haverty's, Regal 20 Cinemas, IMAX
--------------------------     ----------------------------------------------------------------------------------------
The Mall of Georgia Crossing      50%              8/99          $ 38              96%           441,000
Buford, GA
(Atlanta)

   Anchors/Major Tenants:      Target, Nordstrom Rack (4/00), Best Buy, Staples, TJMaxx & More
--------------------------     ----------------------------------------------------------------------------------------
Concord Mills                     37.5%            9/99          $216              80%         1,400,000
Concord, NC
(Charlotte)

   Anchors/Major Tenants:      Books-A-Million, Bed Bath & Beyond, TJMaxx, Burlington Coat Factory, Bass
                               Pro Outdoor World, AMC Theatres, Jillian's, Alabama Grill, Group USA, Sun
                               & Ski, For Your Entertainment, John Q. Hammons, Embassy Suites Hotel,
                               Host Marriott Services food court

Projects Under Construction
--------------------------     ----------------------------------------------------------------------------------------
The Shops at North East Mall     100%             11/99          $ 42              85%           341,000
Hurst, TX

   Anchors/Major Tenants:      Michaels, OfficeMax, PetsMart (2/00), TJMaxx, Bed Bath & Beyond, Just For
                               Feet, Nordstrom Rack (5/00); anchor tenants opening summer 2000:  Noodle
                               Kidoodle, Ulta Cosmetics and Old Navy
--------------------------     ----------------------------------------------------------------------------------------
Waterford Lakes Town Center      100%           11/99 and        $ 84              91%           975,000
Orlando, FL                                       11/00                         (Phase I)

   Anchors/Major Tenants:      Super Target, TJMaxx, Ross Dress for Less, Bed Bath & Beyond, Barnes & Noble,
                               Waves Music;  anchor tenants opening summer 2000:  Old Navy and Regal 20-
                               Plex Theatre; Phase II anchors include OfficeMax, PetsMart and Best Buy
--------------------------     ----------------------------------------------------------------------------------------
Orlando Premium Outlets           50%            Mid 2000        $ 91               (2)          433,000
Orlando, FL

   Anchors/Major Tenants:      To be announced
--------------------------     ----------------------------------------------------------------------------------------
Arundel Mills                   37.5%            Fall 2000       $230               (2)        1,400,000
Anne Arundel, MD

   Anchors/Major Tenants:      Jillian's, Bed Bath & Beyond, Sun & Ski Sports, For Your Entertainment,
                               Iguana Amerimex

(1)  Community Center leased/committed percentage includes owned anchor GLA.
(2)  Leasing still in preliminary stage.

                                   27 of 39

                             SIMON PROPERTY GROUP
                  Significant Renovation/Expansion Activities
                           As of September 30, 1999

                                                                                Total           New or
                                SPG           Actual/         Projected        Existing      Incremental
           Mall/             Ownership       Projected           Cost            GLA             GLA
         Location            Percentage       Opening       (in millions)      (sq. ft.)      (sq. ft.)
--------------------------- ------------    -----------    ---------------    -----------   -------------

Projects Recently Opened
---------------------------

The Shops at Mission Viejo      100%            9/99             $146            817,000        427,000
Mission Viejo, CA

      Project Description:  New Nordstrom, small shop expansion and renovation, new parking structure;
                            New Saks Fifth Avenue (11/99); Robinson-May expansion and remodel (spring
                            2000); food court addition (fall 2000); Macy's expansion and remodel (2001)


Projects Under Construction
---------------------------

Florida Mall                     50%           11/99             $ 80          1,120,000*       608,000*
Orlando, FL                                                               *excludes Nordstrom

      Project Description:  Dillard's and JCPenney expansions, food court renovation (completed 1998);
                            new Burdines, small shop expansion and mall renovation; new Nordstrom and additional small shops (spring 2002)

--------------------------- ---------------------------------------------------------------------------------

LaPlaza Mall                    100%       11/99, 3/00           $ 36            988,000        215,000
McAllen, TX                                & fall 2000

      Project Description:  Mall renovation; new Dillard's (3/00); JCPenney expansion and new small shops retrofitted from the existing Dillard's store (fall 2000)

--------------------------- ---------------------------------------------------------------------------------

North East Mall                 100%     10/99, fall 200         $103          1,141,000        308,000
Hurst, TX                                    & 3/01

      Project Description:  New Dillard's, mall expansion and parking deck; Montgomery Ward remodel
                            (10/99); JCPenney remodel and expansion and parking deck (11/99);
                            new Saks Fifth Avenue, Sears remodel, mall renovation and parking deck
                            (fall 2000); new Nordstrom (3/01)

--------------------------- ---------------------------------------------------------------------------------

Palm Beach Mall                 100%           11/99             $ 34          1,205,000         61,000
West Palm Beach, FL

      Project Description:  Mall renovation and JCPenney remodel; new Dillard's (2/00) and Borders (4/00);
                            Burdines remodel (summer 2000)

--------------------------- ---------------------------------------------------------------------------------

Richmond Town Square            100%           12/99             $ 59            873,000         10,000
Cleveland, OH                                  & 6/00

      Project Description:  New Kaufmann's, JCPenney remodel and mall renovation (opened 11/98); Sears remodel and new food court; new Sony Cinema (12/99); new Barnes &
                            Noble (6/00)

--------------------------- ---------------------------------------------------------------------------------

Town Center at Boca Raton       100%           10/99             $ 66          1,327,000        228,000
Boca Raton, FL                                & 11/00

      Project Description:  New, expanded and relocated Saks Fifth Avenue and new parking structure (10/99);
                            Bloomingdale's expansion (11/99); new Nordstrom, Lord & Taylor expansion, mall expansion and renovation, food court renovation and new parking structure (11/00)

                                   28 of 39

                              SIMON PROPERTY GROUP
                              Capital Expenditures
                  For the Nine Months Ended September 30, 1999


                                 (In millions)

                                               Joint Venture Properties
                                               ------------------------
                                                                  Simon
                                    Consolidated                 Group's
                                     Properties        Total      Share
                                     ----------        -----      -----
New Developments                       $209.0         $305.2     $133.7

Renovations and Expansions              172.3           37.5       17.2

Tenant Allowances-Retail                 42.0            8.1        3.8

Tenant Allowances-Office                   .6              -          -

Capital Expenditures
 Recoverable from Tenants                 3.5           11.5        5.3

Other (1)                                   -              -          -
                                       ------         ------     ------

Totals                                 $427.4         $362.3     $160.0
                                       ======         ======     ======



(1)  Primarily represents capital expenditures not recovered from tenants.

                                   29 of 39

                              SIMON PROPERTY GROUP
                              Gains on Land Sales
             For the Nine Months Ended September 30, 1999 and 1998


                                 (In millions)

                                                     Nine Months Ended
                                                        September 30,
                                                   1999             1998
                                                   ----             ----
Consolidated Properties                           $10.7             $5.6

Simon Group's Share of Unconsolidated Entities      4.6              0.7
                                                  -----             ----


Totals                                            $15.3             $6.3
                                                  =====             ====


                                   30 of 39

SIMON PROPERTY GROUP
Conference Text
November 9, 1999


Forward Looking Statement
-------------------------

Welcome to the Simon Property Group third quarter 1999 earnings teleconference call. Please be aware that statements in this teleconference call that are not historical may be deemed forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The listener is directed to the Company's various filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K for a discussion of such risks and uncertainties.

Opening Comments (David Simon)
------------------------------

We've had a very busy three months since our last earnings call and are pleased with our accomplishments including:
 .  We met expectations and grew third quarter FFO per share 10.3% to $0.75.
 . We increased occupancy in the regional mall portfolio to 88.5%, as of 9/30. . We closed on the acquisition of 12 New England Development properties, and acquired a 50% interest in Mall of America.
 .  We completed a three-year extension of our $1.25 billion unsecured corporate credit facility.
 . We opened 3 new development projects in Atlanta and Charlotte totaling 3.4 million square feet.

Financial and Operational Results (Steve Sterrett)
--------------------------------------------------

Our financial and operational results for the period ended September 30, 1999 are as follows:

For the quarter...
 .  FFO on a fully diluted per share basis increased 10.3% to $0.75 per share in
   1999 from $0.68 per share in 1998.
 .  FFO of the Simon Portfolio was $180 million, an increase of 46% or $56.4 million, over the $123.6 million reported in 1998.
 .  Total revenue increased 46% to $471.2 million.

For the nine months...
 .  FFO on a fully diluted per share basis increased 8.1% to $2.13 per share in
   1999 from $1.97 per share in 1998.
 .  FFO of the Simon Portfolio was $508.5 million, an increase of 46% or $160.1 million, over the $348.4 million reported in 1998.
 .  Total revenue increased 47% to $1.4 billion.

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Operating performance for the regional mall portfolio as of September 30, 1999 demonstrates continued health and vitality:

 .  Occupancy was 88.5%, an increase of 80 basis points over the same period in
   1998.
 .  Average base rent was $26.75 per square foot, an increase of 15%.
 .  Total sales per square foot increased 11%, to $356 per square foot, as compared to the prior year.
 . Comparable sales per square foot, i.e. sales of tenants who have been in place for at least 24 months, increased 13%, to $371. Comparable sales at comparable properties increased 6.4%.
 . Average initial base rent for new mall stores opened in 1999 was $30.27 per square foot, an increase of $6.14, or 25% over the tenants who closed or whose leases expired. We have had approximately 8 million square feet of leasing activity year-to-date.
 . Same property NOI growth for the nine months was 5.9%. Drivers of this growth were increases in occupancy and rents as well as SBV initiatives. As a point of reference, we do exclude all redevelopment activities from the computation of our comparable property NOI number.


Liquidity and Capital Activities (Steve Sterrett)
-------------------------------------------------

In August, we completed a three year extension of our existing $1.25 billion unsecured corporate credit facility. The facility now matures in August 2002 and contains a one-year extension, at the Company's sole option. The facility's interest rate continues to be LIBOR plus 65 basis points. The facility also includes a money market competitive bid option program which has been quite successful and allows the Company to hold auctions at lower pricing for short term funds (30, 60 or 90 days) for up to $625 million.

There was ample interest in the three-year extension as lender commitments were received from 31 financial institutions aggregating over $1.7 billion. We believe that it is a testament to the financial strength and performance of SPG that this line could be renewed for $1.25 billion at the same pricing and for up to four years.

On October 18th, SPG refinanced a cross-collateralized and cross-defaulted debt pool for 11 community center assets with MetLife. The new financing added one community center, increased the loan amount from $140 to $170 million, extended the maturity date from December 2000 to November 2009, and reduced the interest rate from 8.75% to 7.78%. This transaction is accretive to FFO by more than $1 million annually.

Regarding debt maturities; we have no remaining 1999 debt maturities. The only significant year 2000 maturity remaining for us is the two tranches of the CPI facility ($450 million due March 24th and $500 million due September 24th). Our current plan is to address these maturities through an unsecured debt offering, probably early in 2000. Keep in

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mind, however, that we have substantial financial flexibility in addressing these maturities. We have approximately $600 million of available capacity on our corporate credit facility. And we have over $750 million of EBITDA generated annually from over 110 unencumbered assets, which would allow us to finance or sell an asset to raise capital, if necessary.

Acquisition Activities (Steve Sterrett)
---------------------------------------

On August 30th, we announced the completion of the initial phase of the New England Development acquisition. SPG holds a 49% interest in a limited liability company that also includes JPMorgan Investment Management's Strategic Property Fund at 11%, New York State Teachers Retirement System at 26% and Teachers Insurance and Annuity Association at 14%. The joint venture acquired 10 malls and SPG assumed management responsibilities from NED's affiliated management company.

In October, two additional NED closings were completed for Arsenal Mall in Watertown, MA, and Emerald Square in North Attleboro, MA. SPG expects to complete the acquisition of the last two NED assets by year-end: Liberty Tree Mall in Danvers, MA, and The Mall Rockingham Park in Salem, NH. We believe the financial impact from this acquisition will be consistent with our initial expectations, and we are pleased to add these high-quality assets to our portfolio and expand our presence in the Northeast, particularly in the Boston metropolitan market. We expect CALPERS, which currently owns almost 100% of the economics of the Mall at Rockingham Park, to remain invested in the mall as a 50% owner. Their continued involvement is a testament to the quality of the NED assets.

In October, SPG acquired a 50% economic ownership interest in Mall of America from Teachers Insurance and Annuity Association, which retains ownership of the remaining 50% economic interest. SPG also acquired an interest in a 55 acre parcel of land adjacent to the mall. Mall of America (MOA) is one of the most recognized retail developments in the United States and comprises 2.8 million square feet of GLA with a 7-acre amusement park in the center. The mall is anchored by Nordstrom, Macy's, Bloomingdale's and Sears, and includes an area for retail entertainment, including Knott's Camp Snoopy. We are very pleased to add ownership of this highly productive mall of national and international renown to SPG's portfolio. Its 44 million customer visits each year make it one of the most visited malls in the world, creating unique opportunities for SPG and its tenants. Mall of America currently has sales productivity in excess of $500 per square foot.

Prior to our acquisition, a $312 million financing on Mall of America was obtained, the net proceeds of which were distributed to Teachers. We paid $60.3 million in cash and issued $25 million of 8% perpetual preferred stock to Teachers (plus the assumption of debt) for the acquisition of our 50% economic ownership interest. We expect the return on our equity investment to be 17% in the initial year of ownership.

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The capitalization rate, based on in-place income at the date of acquisition of over $45 million, was 9.5%. We expect it to increase to 10% in the first full year of ownership. The transaction will be immediately accretive to SPG earnings with significant future upside available as a result of:

 . Lease rollovers--over 500,000 square feet of leases with embedded revenue growth opportunities are scheduled to expire over the next four years. Remember that MOA opened in 1992 and was initially leased during the retail industry's turmoil of the early `90's.
 .  Future development potential exists through our ownership of 55 acres of peripheral land adjacent to MOA, the site of the former Met Center.
 . Implementation of additional SBV initiatives will generate incremental revenues.

Dispositions (Steve Sterrett)
-----------------------------

Progress continues on the disposition of our previously identified non-core assets. During the first half of 1999, we attempted to find a single buyer, without success, for an entire portfolio of 15 malls. In July, we began marketing the assets individually in hopes of finding local or regional buyers for the assets.

We have three separate transactions, encompassing a total of 6 properties, currently in the works. All have letters of intent executed, and the buyers are performing due diligence as we work toward definitive contracts. These transactions will aggregate more than $130 million, and at least a couple could close before year-end.

We also have under contract a portfolio of 6 community centers for sale which will aggregate in excess of 30 million dollars.

We are also actively working with several buyers on the remainder of the original 15 assets, as well as aggressively marketing our remaining office assets.

If successful on all of these efforts, proceeds from dispositions could approach $600 million.

New Development and Redevelopment Activities (Rick Sokolov)
-----------------------------------------------------------

We had a productive quarter with three new developments opening, totaling 3.4 million square feet of GLA:

 .  The Mall of Georgia and The Mall of Georgia Crossing opened in August, and

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 . Concord Mills opened in September.

The Mall of Georgia is off to a great start hosting over 3 million shoppers since the center opened. Based on the first several months, traffic projections for the holiday season alone are at 6 million people. The mall has drawn a significant tourist trade, including international tourism that was not anticipated. 80-90% of the retailers are exceeding their plan. Disney was #4 in their chain on the East Coast, which includes New York City, and Old Navy has been doing 3 to 4 times the volume of some of their freestanding stores in the area. Finally, Mall of Georgia was #1 in the company for the quarter for MALLPeRKS, with 7,000 newly enrolled, paid members. Nordstrom will open at Mall of Georgia in March 2000, while Rich's will open in November 2000.

Concord Mills opened September 17th, and car and people counters in the first month of business recorded over 500,000 cars with more than 1.5 million people. Weekend traffic alone has been averaging over 250,000 people. Tenant sales have been strong. Some of the better quality retailers such as Tommy Hilfiger, Polo and Polo Jeans, Nautica and Banana Republic, opened for the first time with a Mills grand opening, and all are producing very well. Banana Republic was in the top 3 in the first month; Polo Jeans was in the top 2; and Ann Taylor Loft was in the top 5. Concord has all three divisions of the Gap--Gap, Old Navy and Banana Republic--and management is very pleased with how well they're doing.
The shoppertainment component--Jillian's, Nascar Silicon Speedway and Alabama Grill--is also experiencing strong traffic and sales.

To finish out the year on the new development side, we will open The Shops at North East Mall in Hurst, Texas, and the first phase of Waterford Lakes Town Center in Orlando. Located adjacent to Simon's recently redeveloped North East Mall, The Shops at North East Mall is approximately 85% leased. Phase I of Waterford Lakes Town Center is 91% leased. Both centers are opening tenants through out the month of November.

Our redevelopment program has had a very productive quarter, and significant components have opened at The Shops at Mission Viejo. Nordstrom opened in September, and Saks is opening November 18th. We have added almost 100,000 square feet of small shop space at Mission, and the entire center has been renovated and is 100% leased. At Florida Mall, Burdines opened a 200,000 square foot flagship store two weeks ago. And this week, we will open a 200,000 square foot small shop expansion at Florida Mall that is 100% leased. Saks has opened a new, expanded store at Town Center at Boca, which is doing very well. We will open Nordstrom at Town Center at Boca in the fall of next year and then open Nordstrom at Florida Mall in the spring of 2002. Our redevelopment program continues to accelerate, and we have been producing substantial sales increases at these properties.

Our typical, detailed disclosure for new development and redevelopment activities will be provided in our 8-K that should be filed by the end of the week.

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International (Rick Sokolov)

As a logical next step in our international strategy, we have established a London office. Hans Mautner, former CEO of Corporate Property Investors and Vice Chairman of SPG, is the Chairman of Simon Global Limited, SPG's division focused upon the pursuit of the Company's international initiatives, and has relocated to London. Jim Giuliano is the President of Simon Global Limited and will continue to be based out of Indianapolis.

We now have a total of 5 projects open and operating (3 in Poland and 2 in France). Initial unlevered yields have been consistently in the 15% range. We have invested $37.5 million in Europe to date, with SPG commitments for additional funding totaling $25 million, subject to certain performance criteria.

SPG is committed to bring to its international initiatives the same dedication, creativity and professional expertise, which have made us the preeminent shopping center company in the United States. We expect to be a significant factor in the ongoing globalization of retailing and the shopping center industry. To this extent, one of our strategies will be to pursue additional external funding alternatives.

Simon Brand Ventures (David Simon)

Year-to-date growth in Simon Brand Ventures' income is in line with our expectations. SBV has provided $31.4 million in income YTD in 1999 as compared to $15.5 million for the first nine months of 1998. Some of this growth is due to new SBV initiatives that have continued to rollout throughout 1998 and 1999, and some growth is attributed to the implementation of existing SBV initiatives in newly acquired properties.

The list of strategic initiatives and alliances continues to grow. In October, we announced a $1.5 billion energy outsource agreement with Enron Energy Services, a subsidiary of Enron, and a leading provider of energy outsourcing services. Through the ten-year alliance, Enron will supply or manage all of the energy commodity requirements throughout SPG's portfolio to deliver best-in-class energy management services to our retailers and shoppers. We expect to achieve significant cost savings and revenue increases in our energy operations through Enron's ability to acquire energy on a lower cost basis, as well as Enron's investment in updating equipment and technology.

We are also working on 2 major additional initiatives that we expect to be in a position to announce before year-end.


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Internet Initiatives  (David Simon)

Last week we announced Simon's internet strategy, and I, personally, am very excited about the opportunities available to us through the digital world. We are fully committed to leading our retailers and shoppers to the next evolution of commerce, blending the overwhelming brand importance and social experience of mall shopping with the convenience of e-commerce. We have developed a comprehensive, three-tier strategy to support our digital initiatives, and Melanie Alshab, Simon's Chief Information Officer and President of clixnmortar.com is here to explain.

Melanie Alshab

The three initial elements of our strategy address the following:

1. Digitizing the existing assets of Simon retail properties by implementing web sites for all Simon properties;

2. Building new revenue streams, such as the wiring of the mall for broadband capabilities; and

3. Incubating strategic ventures through clixnmortar.com, our venture creation subsidiary.

The initial two tiers of Simon's digital initiatives will benefit Simon mall properties across the country, as well as the thousands of retailers and the millions of shoppers within our properties. Simon.com--the company's website that was launched in 1997--has undergone numerous enhancements, including the ability to purchase gift certificates and sign up for MALLPeRKS online. Individual mall websites, which just went live last week, can be accessed from the corporate website and offer community and mall events, sponsor information, shopping forums, and general shopping tips and advice. When you're headed to your favorite Simon mall, you can access the mall website to check for special sales and shopping information specific to your destination. Simon mall web sites are also e-commerce enabled by providing links to Simon Tenant web sites from the mall directory, which means if you click on a mall retailer, it will take you to that retailer's website.

We have also created an enhanced broadband network called TenantConnect.net that is currently being beta tested in seven Simon malls with numerous retailers. TenantConnect.net is a national retail Extranet that provides a cost effective, reliable, enhanced broadband platform for applications such as tenant event cybercasts, in-store multimedia presentations and Internet access, as well as normal store system operations. TenantConnect provides the conduit in which retailers can tie their physical and virtual capabilities, thereby enhancing the shopping experience. TenantConnect.com is 100% owned by Simon.


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Last week, we launched the most significant element of our digital strategy--
clixnmortar.com, a Simon subsidiary that leverages the company's physical mall space, its 2.3 billion annual shopper visits, and its relationships with our industry's foremost retailers--to provide consumers with connected and continuous online and offline experiences.

Over the weekend, clixnmortar successfully test-launched FastFrog.com in Atlanta at Gwinnett Place and Mall of Georgia. Teens loved it! It rides the wave of technology with an exciting and hip product. This is how it works:

 . Teens scan items from favorite retailers using a hand-held "ZapStick". They can specify items for any gift-related occasion on a personalized Web site and then email their list to friends, family, anybody who buys them gifts.

 . The FastFrog.com experience represents the first time retail has accessed the incredible purchasing power of teens by providing a customized retail experience that is more fun or efficient than either e-commerce or physical malls alone.

 . Teens wield immense shopping power--their influence over their parents' shopping habits will total more than $14 billion in 1999--and FastFrog takes advantage of that potential.

 .  We have already built numerous alliances with leading retailers, including
   Abercrombie & Fitch, American Eagle Outfitters, Foot Locker, and Camelot to conduct this test.

Also test launching in Atlanta this winter is YourSherpa.com. Like FastFrog, YourSherpa utilizes a sophisticated shopping tool that blends hand-held and online wish list technology. YourSherpa will help busy adults shop in a more efficient manner:

 .  First, shoppers scan their selected items from their favorite retailers.

 . Payment is then made through a single channel--not with each individual retailer.

 . Finally, the labor intensive shopping fulfillment processes, like wrapping and delivery, are outsourced to a trusted Sherpa Shopper.

 .  YourSherpa.com will be tested in Lenox Square.

Clixnmortar.com will become an important vehicle for incubating other ideas blending "place and space." We are actively working on five such concepts and have had over 100 concepts submitted to us. Additionally, last week we made an equity investment in Piiq.com, a firm that aggregates online shopping.

All of these initiatives combine to take shopping to a new level--whether in-mall or on-line--and provide a connection between our shoppers and retailers.


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Conclusion (David Simon)

We have articulated a long-term strategy to you to increase the quality, scale and major market presence of our portfolio. We believed this was the appropriate course of action because:

 .  It increased our leverage with tenants

 . It allowed for the creation of Simon Brand Ventures and accelerated its growth

 .  We believe a high quality portfolio is recession resistant, and

 . We believe a high quality portfolio is synergistic with our e-commerce initiatives.

All of the elements of this long-term strategy are now in place. We have a portfolio of unmatched size--over 180 million square feet--and quality, with sales over $370 per square foot. We have major market penetration, with 75 malls in the country's top 20 ADI markets. Our Simon Brand Ventures group is on pace to produce over $40 million of net profits in 1999, and our newly announced internet initiatives are off to a strong start.

All of this was also accomplished with an eye toward the balance sheet, preserving our financial strength and enhancing our financial flexibility.

We look forward to 2000 and beyond with this unmatched platform for growth in place.


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